As filed with the Securities and Exchange Commission on November 28, 2000
                                                        Registration No.  333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                SYSCO CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                        5140                 74-1648137
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                              1390 Enclave Parkway
                            Houston, Texas 77077-2099
                                 (281) 584-1390
     (Address, including zip code, telephone number, including area code, of registrant's principal executive offices)

                               MICHAEL C. NICHOLS
             Vice President, General Counsel and Assistant Secretary
                              1390 Enclave Parkway
                            Houston, Texas 77077-2099
                                 (281) 584-1390
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                           B. Joseph Alley, Jr., Esq.
                          Arnall Golden & Gregory, LLP
                            2800 One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3450
                                 (404) 873-8500


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                                                    Calculation of Registration Fee
---------------------------- -------------------- ----------------------- ----------------------- ----------------------------
                                                     Proposed Maximum        Proposed Maximum
 Title of Securities to be      Amount to be          Offering Price        Aggregate Offering      Amount of Registration
        Registered             Registered (1)          Per Share(2)              Price(2)                   Fee(2)
---------------------------- -------------------- ----------------------- ----------------------- ----------------------------
---------------------------- -------------------- ----------------------- ----------------------- ----------------------------
Common Stock $1.00 par           15,000,000
value per share                    Shares                $52.9375              $794,062,500               $209,632.50
---------------------------- -------------------- ----------------------- ----------------------- ----------------------------

(1) This registration statement covers shares which may be offered from time to time by SYSCO in connection with certain acquisition transactions. Pursuant to Rule 416 under the Securities Act, the number of shares of common stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2) Calculated in accordance with Rule 457(c) and based on the average of the high and low closing prices of SYSCO's common stock on November 20, 2000 of $52.9375, as reported on the New York Stock Exchange.

     The Registrant hereby amends this registration on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

The information in this prospectus is not complete and may change. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.


                 SUBJECT TO COMPLETION, DATED NOVEMBER 28, 2000

                                   PROSPECTUS

                                SYSCO CORPORATION

                                15,000,000 SHARES

                                  COMMON STOCK



     With this prospectus, we may offer and issue, from time to time, up to 15,000,000 shares of common stock in connection with acquisitions of other businesses or assets. We may structure the acquisitions of businesses as:

o    a merger with SYSCO or a subsidiary of SYSCO;

o    a purchase of some or all of the stock of the other business; or

o    a purchase of some or all of the assets of the other business.

     We will negotiate the price and other terms of the acquisitions with the owners of the businesses that are acquired. We will pay all expenses of the offering of these shares. We will not pay underwriting discounts or concessions, although fees may be paid to persons who bring specific acquisitions to our attention. Any person receiving such fees may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

     Please read the risk factors beginning on page 4 for information that you should consider before accepting stock as all or part of the purchase price for our acquisition of your business or assets.

     SYSCO's common stock is traded on the New York Stock Exchange under the symbol "SYY". On November 27, 2000, the last sale price of our common stock as reported on the New York Stock Exchange was $53.8125 per share.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

               The date of this prospectus is November 28, 2000.

                                TABLE OF CONTENTS



Prospectus Summary.............................................................3

About This Prospectus..........................................................4

Risk Factors...................................................................4

Forward Looking Statements.....................................................5

Use of Proceeds................................................................6

Plan of Distribution...........................................................6

Restrictions on Resale.........................................................6

Legal Matters..................................................................7

Experts........................................................................7

Where You Can Find More Information............................................8


     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the shares and is not soliciting an offer to buy these shares in any state where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of the common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

     This prospectus incorporates important business and financial information about SYSCO that is not included in or delivered with this prospectus. This information is available without charge to potential investors upon written or oral request to Toni Spigelmyer, 1390 Enclave Parkway, Houston, Texas 77077-2099; Telephone No. (281) 584-1390. Requests must be made at least 5 business days before the date on which an investor purchases shares of common stock.

                               PROSPECTUS SUMMARY

     This summary highlights information contained in other parts of this prospectus or incorporated by reference herein. It is not complete and may not contain all of the information that you should consider before investing in the shares. You should read the entire prospectus carefully.

     In this prospectus, the terms "we," "us," "our" and "SYSCO" mean SYSCO Corporation and its subsidiaries, and the term "common stock" means SYSCO common stock, $1.00 par value. Unless otherwise stated, reference to a "year" in this prospectus means our fiscal year, which ends on the Saturday closest to June 30 of each year.

     We intend to use this prospectus to acquire companies or assets of businesses that are similar or complementary to our own.

SYSCO Corporation

     SYSCO Corporation, together with its subsidiaries and divisions, is the largest North American distributor of food and related products to the foodservice or "food-prepared-away-from-home" industry. SYSCO provides its products and services to approximately 356,000 customers, including:

o    restaurants;

o    healthcare and educational facilities;

o    lodging establishments; and

o    other foodservice customers.


     Since SYSCO's formation in 1969, annual sales have grown from approximately $115 million to over $19 billion in fiscal 2000. SYSCO's innovations in food technology, packaging and transportation provide customers with quality products delivered on time, in excellent condition and at reasonable prices.

     Products distributed by SYSCO include:

o a full line of frozen foods, such as meats, fully prepared entrees, fruits, vegetables and desserts;

o    a full line of canned and dry goods;

o    fresh meats;

o    imported specialties; and

o    fresh produce.

     SYSCO also supplies a wide variety of nonfood items, including:

o    paper products, such as disposable napkins, plates and cups;

o    tableware, such as china and silverware;

o    restaurant and kitchen equipment and supplies;

o    medical and surgical supplies; and

o    cleaning supplies.


     SYSCO distributes both nationally-branded merchandise and products packaged under its own private brands.

     Our principal executive offices are located at 1390 Enclave Parkway, Houston, Texas 77077-2099, and our telephone number is (281) 584-1390.

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission which will allow us to issue, from time to time, up to 15,000,000 shares of our common stock in connection with acquisitions of other businesses or assets. When we issue common stock under the registration statement we may provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                                  RISK FACTORS

     You should consider carefully the following risks before you accept our common stock as all or part of the purchase price for our acquisition of your business. If any of the following risks actually occur, our business, financial condition or results of operations would likely suffer. In addition, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock. These risks are described in detail below.

SYSCO Is In A Low Margin Business and Its Profitability May Be Negatively Impacted During Periods of Food Price Deflation and Other Factors

     The foodservice distribution industry is characterized by relatively high inventory turnover with relatively low profit margins. SYSCO makes a significant portion of its sales at prices that are based on the cost of products it sells plus a percentage markup. As a result, SYSCO's profit levels may be negatively impacted during periods of food price deflation, even though SYSCO's gross profit percentage may remain relatively constant. The foodservice industry is sensitive to national and economic conditions. SYSCO's operating results also are sensitive to, and may be adversely affected by, other factors, including difficulties with the collectability of accounts receivable, inventory control, competitive price pressures, severe weather conditions and unexpected increases in fuel or other transportation-related costs. Although such factors have not had a material adverse impact on SYSCO's past operations, there can be no assurance that one or more of these factors will not adversely affect future operating results.

SYSCO's Significant Indebtedness Could Increase Its Vulnerability to Competitive Pressures, Negatively Affect Its Ability to Expand and Decrease the Market Value of Its Common Stock

     As of July 1, 2000, SYSCO had approximately $1.04 billion of long-term indebtedness outstanding. Because historically a substantial part of SYSCO's growth has been the result of acquisitions and capital expansion, SYSCO's continued growth depends, in large part, on its ability to continue this expansion. As a result, its inability to finance acquisitions and capital expenditures through borrowed funds could restrict its ability to expand. Moreover, any default under the documents governing the indebtedness of SYSCO could have a significant adverse effect on the market value of SYSCO's common stock. Further, SYSCO's leveraged position may also increase its vulnerability to competitive pressures.

Because SYSCO Sells Food Products, It Faces the Risk of Exposure to Product Liability Claims

     SYSCO, like any other seller of food, faces the risk of exposure to product liability claims in the event that the use of products sold by it causes injury or illness. With respect to product liability claims, SYSCO believes it has sufficient primary or excess umbrella liability insurance. However, this insurance may not continue to be available at a reasonable cost, or, if available, may not be adequate to cover liabilities. SYSCO generally seeks contractual indemnification and insurance coverage from parties supplying its products, but this indemnification or insurance coverage is limited, as a practical matter, to the creditworthiness of the indemnifying party and the insured limits of any insurance provided by suppliers. If SYSCO does not have adequate insurance or contractual indemnification available, product liability relating to defective products could materially reduce SYSCO's net income and earnings per share.

Because SYSCO Has Few Long-Term Contracts with Suppliers and Does Not Control the Actual Production of its Products, SYSCO May Be Unable to Obtain Adequate Supplies of Its Products

     SYSCO obtains substantially all of its foodservice products from other suppliers. For the most part, SYSCO does not have long-term contracts with any supplier committing it to provide products to SYSCO. Although SYSCO's purchasing volume can provide leverage when dealing with suppliers, suppliers may not provide the foodservice products and supplies needed by SYSCO in the quantities requested. Because SYSCO does not control the actual production of its products, it is also subject to delays caused by interruption in production based on conditions outside its control. These conditions include:

o    job actions or strikes by employees of suppliers;

o    weather;

o    crop conditions;

o    transportation interruptions; and

o    natural disasters or other catastrophic events.

     SYSCO's inability to obtain adequate supplies of its foodservice products as a result of any of the foregoing factors or otherwise, could mean that SYSCO could not fulfill its obligations to customers, and customers may turn to other distributors.

If SYSCO Cannot Renegotiate Its Union Contracts, Its Profitability May Decrease Because of Work Stoppages

     As of July 1, 2000, approximately 8,000 SYSCO employees were members of 48 different local unions associated with the International Brotherhood of Teamsters and other labor organizations, at 34 operating companies. In fiscal 2001, 14 agreements covering approximately 2,500 employees will expire. Failure to effectively renegotiate these contracts could result in work stoppages. Although SYSCO has not experienced any significant labor disputes or work stoppages to date, and believes it has satisfactory relationships with its unions, a work stoppage due to failure to renegotiate a union contact, or otherwise, could have a material adverse effect on SYSCO.

If  SYSCO  Cannot   Integrate   Acquired   Companies  with  Its  Business,   Its
Profitability May Decrease

     If SYSCO is unable to integrate acquired businesses successfully and realize anticipated economic, operational and other benefits in a timely manner, its profitability may decrease. Integration of an acquired business may be more difficult when SYSCO acquires a business in a market in which it has limited or no expertise, or with a corporate culture different from SYSCO's. If SYSCO is unable to integrate acquired businesses successfully, it may incur substantial costs and delays in increasing its customer base. In addition, the failure to integrate acquisitions successfully may divert management's attention from SYSCO's existing business and may damage SYSCO's relationships with its key customers and suppliers.

Provisions in SYSCO's Charter and Stockholder Rights Plan May Inhibit a Takeover of SYSCO

     Under its Restated Certificate of Incorporation, SYSCO's Board of Directors is authorized to issue up to 1.5 million shares of preferred stock without stockholder approval. No shares of preferred stock are currently outstanding. Issuance of these shares would make it more difficult for anyone to acquire SYSCO without approval of the Board of Directors because more shares would have to be acquired to gain control. If anyone attempts to acquire SYSCO without approval of the Board of Directors of SYSCO, the stockholders of SYSCO have the right to purchase preferred stock of SYSCO, which also means more shares would have to be acquired to gain control. Both of these devices may deter hostile takeover attempts that might result in an acquisition of SYSCO that would have been financially beneficial to SYSCO's stockholders.


                           FORWARD LOOKING STATEMENTS

     Some of the information contained or incorporated by reference in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue" or similar words. You should read statements that contain these words carefully for the following reasons:

o    the statements discuss our future expectations;

o the statements contain projections of our future results of operations or of our financial condition; and

o    the statements state other "forward-looking" information.

     We believe it is important to communicate our expectations to our investors. There may be events in the future, however, that we are not accurately able to predict or over which we have no control. The risk factors listed in this section, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of any of the events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, financial condition and results of operations. In such case, the trading price of our common stock could decline and you may lose all or part of your investment.

                                 USE OF PROCEEDS

     This prospectus relates to shares of common stock which may be offered and issued by SYSCO from time to time in connection with acquisitions of other businesses or assets. Other than the businesses or assets acquired, there will be no proceeds to SYSCO from these offerings.

                              PLAN OF DISTRIBUTION

We propose to issue and sell the shares of common stock offered by this prospectus in connection with acquisitions of other businesses or assets. We will offer the shares of common stock on terms to be determined at the time of sale. These shares of common stock may be issued:

o    in a merger of other business entities with SYSCO or a subsidiary of SYSCO;

o in exchange for shares of capital stock, partnership interests or other assets representing an interest, direct or indirect, in these entities;

o in exchange for assets used in or related to the business of these entities; or

o    otherwise pursuant to agreements providing for the acquisitions.

     The consideration for the acquisitions may consist of common stock, cash, notes or other evidences of indebtedness, assumption of liabilities or a combination thereof. In addition, we may lease property from, and enter into management agreements and consulting and noncompetition agreements with, the former owners and key executive personnel of the businesses to be acquired. The terms of the acquisitions and of the issuance of any shares of common stock in connection therewith will generally be determined by direct negotiations with the owners of the business or assets to be acquired or, in the case of entities which are more widely held, through exchange offers to stockholders or documents soliciting the approval of statutory mergers, consolidations or sales of assets. We expect that the shares of common stock issued in any acquisition will be valued at a price reasonably related to the market value of our common stock either at the time we agree on the terms of an acquisition or at the time of delivery of the shares. Underwriting discounts or commissions will generally not be paid by us. However, under certain circumstances, we may issue shares of common stock covered by this prospectus to pay finders' fees or brokers' commissions incurred in connection with acquisitions.

                             RESTRICTIONS ON RESALE

     The common stock offered by this prospectus has been registered under the Securities Act, but this registration does not cover resale or distribution of the common stock by persons who receive our common stock in acquisition transactions.

     Affiliates of entities that we acquire who do not become affiliates of SYSCO may not resell common stock under the registration statement to which this prospectus relates unless:

o pursuant to an effective registration statement under the Securities Act covering the shares; or

o in compliance with Rule 145 under the Securities Act or another applicable exemption from the registration requirements of the Securities Act.

     Generally, Rule 145 permits these affiliates to sell the shares immediately following the acquisition in compliance with certain volume limitations and manner of sale requirements of Rule 144 under the Securities Act. In general, under Rule 144, a stockholder who owns eligible securities is entitled to sell, within any three-month period, a number of these securities that does not exceed the greater of:

o    one percent of the then outstanding shares of common stock; or

o the average weekly trading volume in the common stock on the New York Stock Exchange during the four calendar weeks preceding the sale.

     Sales by these affiliates also may be made only in brokers' transactions or transactions directly with market makers.

     These restrictions will cease to apply under most other circumstances if the affiliate has held the shares of common stock offered by this prospectus for at least one year, provided that the person or entity is not then an affiliate of SYSCO. Individuals who are not affiliates of the company being acquired will not be subject to resale restrictions under Rule 145 and may resell the shares of common stock offered by this prospectus immediately following the acquisition.

     In addition to the resale limitations imposed by federal securities laws described above, we may require that persons who receive our common stock in connection with an acquisition agree to hold stock for a certain period from the date it is received.

     Additional restrictions may apply if the acquisition will be accounted for under the pooling-of-interests method of accounting.

     In addition, affiliates of SYSCO must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, to sell shares of common stock which are not restricted securities.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered by this prospectus will be passed upon for SYSCO by Arnall Golden & Gregory, LLP, Atlanta, Georgia. Jonathan Golden, a partner of Arnall Golden & Gregory, LLP, is a director of SYSCO. As of September 8, 2000, attorneys with Arnall, Golden & Gregory, LLP beneficially owned an aggregate of approximately 75,000 shares of SYSCO's common stock.

                                     EXPERTS

     The consolidated balance sheets of SYSCO as of July 1, 2000 and July 3, 1999, and the related statements of consolidated results of operations, shareholders' equity and cash flows and financial statement schedule for each of the three years in the period ended July 1, 2000, incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of Arthur Andersen LLP as experts in giving said report.

     With respect to the unaudited interim financial information for the quarter ended September 30, 2000, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of that information. However, their separate report thereon states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

                       WHERE YOU CAN FIND MORE INFORMATION

     SYSCO files annual, quarterly and current reports, proxy and information statements and other information with the Securities and Exchange Commission. You may read and copy any materials we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference room. SYSCO's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows SYSCO to "incorporate by reference" information we file with the SEC, which means that SYSCO can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede information contained in this prospectus.

     The following documents filed by SYSCO (File No. 1-06544) with the SEC are incorporated by reference in and made a part of this prospectus:

o    SYSCO's Annual Report on Form 10-K for the fiscal year ended July 1, 2000;

o    SYSCO's  Quarterly  Report on Form 10-Q for the quarter ended September 30,
     2000;

o    SYSCO'S Current Report on Form 8-K filed on August 3, 2000;

o    SYSCO's Current Report on Form 8-K filed on October 20, 2000;

o    SYSCO's Current Report on Form 8-K filed on October 26, 2000;

o    SYSCO's Current Report on Form 8-K filed on November 6, 2000; and

o The description of SYSCO's common stock contained in SYSCO's registration statement on Form 8-A filed under Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description, as updated by the description of capital stock contained in SYSCO's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 26, 2000.

     We are also incorporating by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. These documents will be deemed to be incorporated by reference in this prospectus and to be a part of it from the date they are filed with the SEC.

     You may obtain a copy of these filings, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus or in a document incorporated by reference herein, at no cost, by writing or telephoning:

                   SYSCO Corporation
                   Toni Spigelmyer
                   Assistant Vice President Investor Relations
                   1390 Enclave Parkway
                   Houston, Texas 77077-2099
                   Telephone:  (281) 584-1390

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Officers and Directors

     Section 145 of the Delaware General Corporation Law and the Restated Certificate of Incorporation, as amended, and the Amended and Restated By-laws of SYSCO contain provisions covering indemnification of corporate directors and officers against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors and officers, including proceedings under the Securities Act and the Exchange Act.

     SYSCO has entered into indemnity contracts and provides indemnity insurance pursuant to which officers and directors are indemnified and insured against liability or loss under certain circumstances which may include liability or related loss under the Securities Act and the Exchange Act.

Item 21.  Exhibits and Financial Statement Schedules

(a)     Exhibits                           Description

          3.1       Restated  Certificate  of  Incorporation   (Incorporated  by
                    reference to Exhibit 3(a) to Form 10-K for the year ended June 28, 1997).

          3.2 Certificate of Amendment of Certificate of Incorporation increasing authorized shares (Incorporated by reference to Exhibit 3(d) to Form 10-Q for the quarter ended January 1,
                    2000).

          3.3 Amended and Restated Bylaws of SYSCO Corporation, as amended May 12, 1999 (Incorporated by reference to Exhibit 3(b) to Form 10-K for the year ended July 3, 1999).

          3.4 Form of Amended Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (Incorporated by reference to Exhibit 3(c) to 10-K for the year ended June 29, 1996).

          4.1 Senior Debt Indenture, dated as of June 15, 1995, between SYSCO Corporation and First Union National Bank, as Trustee (Incorporated by reference to Exhibit 4(a) to the Registrant's Registration Statement on Form S-3 (No. 333-52897)).

          4.2 First Supplemental Indenture, dated as of June 27, 1995, between SYSCO Corporation and First Union National Bank, Trustee, as amended (Incorporated by reference to Exhibit 4(e) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 29, 1996).

          4.3 Second Supplemental Indenture, dated as of May 1, 1996, between SYSCO Corporation and First Union National Bank, Trustee, as amended (Incorporated by reference to
                    Exhibit 4(f) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 29, 1996).

          4.4 Third Supplemental Indenture, dated as of April 25, 1997, between SYSCO Corporation and First Union National Bank, Trustee (Incorporated by reference to Exhibit 4(g) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 28, 1997).

          4.5 Fourth Supplemental Indenture, dated as of April 25, 1997, between SYSCO Corporation and First Union National Bank, Trustee (Incorporated by reference to Exhibit 4(h) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 8, 1997).

          4.6 Fifth Supplemental Indenture, dated as of July 27, 1998, between SYSCO Corporation and First Union National Bank, Trustee (Incorporated by reference to Exhibit 4(h) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 27, 1998).

          4.7 Sixth Amendment and Restatement of Competitive Advance and Revolving Credit Facility Agreement dated May 31, 1996 (Incorporated by reference to Exhibit 4(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 27, 1996).

          4.8 Agreement and Seventh Amendment to Competitive Advance and Revolving Credit Facility Agreement dated as of June 27, 1997 (Incorporated by reference to Exhibit 4(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 28, 1997).

          4.9 Agreement and Eighth Amendment to Competitive Advance and Revolving Credit Facility Agreement dated as of June 22, 1998 (Incorporated by reference to Exhibit 4(c) to the Registrant's Annual Report on Form 10-K for the fiscal year ended July 3, 1999).

          4.10 Agreement and Ninth Amendment to Competitive Advance and Revolving Credit Facility Agreement dated as of December 1, 1999 (Incorporated by reference to Exhibit 4(j) to the Registrant's Quarterly Report on Form 10-Q for the quarter year ended January 1, 2000).

          5.1* Opinion of Arnall Golden & Gregory, LLP with respect to legality of the securities to be registered

          15.1*     Letter re unaudited financial statements

          23.1*     Consent of Arthur Andersen LLP

          23.2 Consent of Arnall Golden & Gregory, LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

          24.1 Powers of Attorney (included in the signature page of this Registration Statement)

______________________________
*Filed herewith

     (b)  Financial Statement Schedules -- None

     (c)  Report, Opinion or Appraisal - Not applicable

Item 22. Undertakings

     (a)  The undersigned Registrant hereby undertakes as follows:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               4. That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

               5. That every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

               7. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston and State of Texas, on the 28th day of November, 2000.

                                SYSCO CORPORATION

                                By:    /s/Charles H. Cotros
                                       ------------------------
                                       Charles H. Cotros
                                       Chairman and Chief Executive  Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Charles H. Cotros, John K. Stubblefield, Jr. and Richard J. Schnieders, or any one of them, as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.


SIGNATURE                                 TITLE                       DATE

/s/Charles H. Cotros           Chairman, Chief Executive       November 28, 2000
----------------------------   Officer and Director
Charles H. Cotros              (principal executive officer)

/s/John K. Stubblefield, Jr.   Executive Vice President,       November 28, 2000
----------------------------   Finance and Administration
John K. Stubblefield, Jr       (principal financial and
                               accounting officer)

/s/John W. Anderson            Director                        November 28, 2000
---------------------------
John W. Anderson

/s/Colin G. Campbell           Director                        November 28, 2000
---------------------------
Colin G. Campbell

/s/Judith B. Craven            Director                        November 28, 2000
---------------------------
Judith B. Craven

/s/Frank A. Godchaux III       Director                        November 28, 2000
---------------------------
Frank A. Godchaux III

/s/Jonathan Golden             Director                        November 28, 2000
---------------------------
Jonathan Golden

/s/Thomas E. Lankford          Director                        November 28, 2000
---------------------------
Thomas E. Lankford

/s/Richard G. Merrill          Director                        November 28, 2000
---------------------------
Richard G. Merrill

/s/Frank H. Richardson         Director                        November 28, 2000
---------------------------
Frank H. Richardson

/s/Richard J. Schnieders       Director                        November 28, 2000
---------------------------
Richard J. Schnieders

/s/Phyllis S. Sewell           Director                        November 28, 2000
---------------------------
Phyllis S. Sewell

/s/John F. Woodhouse           Director                        November 28, 2000
---------------------------
John F. Woodhouse

                                  EXHIBIT INDEX

Exhibits          Description
--------          -----------

3.1       Restated  Certificate of  Incorporation  (Incorporated by reference to
          Exhibit 3(a) to Form 10-K for the year ended June 28, 1997).

3.2 Certificate of Amendment of Certificate of Incorporation increasing authorized shares (Incorporated by reference to Exhibit 3(d) to Form 10-Q for the quarter ended January 1, 2000).

3.3 Amended and Restated Bylaws of SYSCO Corporation, as amended May 12, 1999 (Incorporated by reference to Exhibit 3(b) to Form 10-K for the year ended July 3, 1999).

3.4       Form of Amended Certificate of Designation,  Preferences and Rights of
          Series  A  Junior  Participating   Preferred  Stock  (Incorporated  by
          reference to Exhibit 3(c) to 10-K for the year ended June 29, 1996).

4.1 Senior Debt Indenture, dated as of June 15, 1995, between SYSCO Corporation and First Union National Bank, as Trustee (Incorporated by reference to Exhibit 4(a) to the Registrant's Registration Statement on Form S-3 (No. 333-52897)).

4.2 First Supplemental Indenture, dated as of June 27, 1995, between SYSCO Corporation and First Union National Bank, Trustee, as amended (Incorporated by reference to Exhibit 4(e) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 29, 1996).

4.3 Second Supplemental Indenture, dated as of May 1, 1996, between SYSCO Corporation and First Union National Bank, Trustee, as amended (Incorporated by reference to Exhibit 4(f) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 29, 1996).

4.4 Third Supplemental Indenture, dated as of April 25, 1997, between SYSCO Corporation and First Union National Bank, Trustee (Incorporated by reference to Exhibit 4(g) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 28, 1997).

4.5 Fourth Supplemental Indenture, dated as of April 25, 1997, between SYSCO Corporation and First Union National Bank, Trustee (Incorporated by reference to Exhibit 4(h) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 28, 1997).

4.6 Fifth Supplemental Indenture, dated as of July 27, 1998, between SYSCO Corporation and First Union National Bank, Trustee (Incorporated by reference to Exhibit 4(h) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 27, 1998).

4.7 Sixth Amendment and Restatement of Competitive Advance and Revolving Credit Facility Agreement dated May 31, 1996 (Incorporated by reference to Exhibit 4(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 27, 1996).

4.8 Agreement and Seventh Amendment to Competitive Advance and Revolving Credit Facility Agreement dated as of June 27, 1997 (Incorporated by reference to Exhibit 4(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 28, 1997).

4.9 Agreement and Eighth Amendment to Competitive Advance and Revolving Credit Facility Agreement dated as of June 22, 1998 (Incorporated by reference to Exhibit 4(c) to the Registrant's Annual Report on Form 10-K for the fiscal year ended July 3, 1999).

4.10 Agreement and Ninth Amendment to Competitive Advance and Revolving Credit Facility Agreement dated as of December 1, 1999 (Incorporated by reference to Exhibit 4(j) to the Registrant's Quarterly Report on Form 10-Q for the quarter year ended January 1, 2000).


5.1* Opinion of Arnall Golden & Gregory, LLP with respect to legality of the securities to be registered

15.1*     Letter re unaudited financial statement

23.1*     Consent of Arthur Andersen LLP

23.2 Consent of Arnall Golden & Gregory, LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1      Powers  of  Attorney   (included  in  the   signature   page  of  this
          Registration Statement)


______________________________
*Filed herewith.